Exhibit 99.1

Caladrius Biosciences, Inc. Reports 2019 First Quarter Financial Results and Provides Corporate Update

All enrolling clinical programs advancing with top-line data expected in late 2019 and during 1H2020 for CLBS14-CMD and CLBS12, respectively

CLBS14-NORDA phase 3 program targeted to begin enrollment in late 2019

Cash on hand projected to support existing programs through 2Q2020

Conference call begins today at 4:30 p.m. Eastern time

BASKING RIDGE, N.J. (May 9, 2019) - Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), a late-stage therapeutics development biopharmaceutical company pioneering advancements of cell therapies in select cardiovascular and autoimmune diseases, announces financial results for the three months ended March 31, 2019 and provides highlights of progress within the development pipeline.

“I am pleased with the pace of our accomplishments so far in 2019 as we continue to enroll subjects in both our ESCaPE-CMD study in the U.S. for CLBS14-CMD and our CLI study in Japan for CLBS12,” stated David J. Mazzo, Ph.D., President and Chief Executive Officer of Caladrius. “The preliminary data for both studies are very promising and we expect to report top-line results for ESCaPE-CMD by the end of 2019 and for CLBS12 in the first half of 2020. In addition, we continue to work closely with the U.S Food and Drug Administration on the protocol design for our no-option refractory disabling angina (“NORDA”) program and have targeted initiation of that Phase 3 study before the end of 2019.”

“We look forward to building on the momentum we have created in advancing our clinical development pipeline and reporting on a number of important, value-creating milestones throughout the balance of this year,” concluded Dr. Mazzo.

First Quarter Financial Highlights

Research and development expenses for the first quarter of 2019 were $2.0 million, a 10% decrease compared with $2.3 million for the first quarter of 2018. Research and development in both periods focused on the advancement of our ischemic repair platform and related to (i) expenses associated with our ongoing Phase 2 study of CLBS12 in critical limb ischemia development program in Japan, (ii) expense associated with our ongoing Phase 1b/2a study for CLBS14-CMD in coronary microvascular dysfunction, and (iii) expenses associated with the planning of our CLBS14-NORDA program in refractory angina.

General and administrative expenses, which focus on general corporate related activities, were $2.6 million for the first quarter of 2019, a 12% decrease compared with $2.9 million for the first quarter of 2018.

The net loss for the first quarter of 2019 was $4.4 million, or $0.44 per share, compared with $5.0 million, or $0.52 per share, for the first quarter of 2018.

Balance Sheet Highlights

As of March 31, 2019, Caladrius had cash, cash equivalents and marketable securities of $38.4 million. Based on existing programs and projections, the Company remains confident that its cash balances will allow it to fund its current business plan through the second quarter of 2020.

Conference Call

Caladrius’ management will host a conference call beginning at 4:30 p.m. ET on Thursday, May 9, 2019 to discuss the financial results, provide a company update and answer questions.

Shareholders and other interested parties may participate on the conference call by dialing (866) 595-8403 (domestic) or (706) 758-9979 (international), using the conference ID number: 2576003. The conference call will also be webcast live and can be accessed from the Company’s website at www.caladrius.com/investors/news-events.

For those unable to participate in the live conference call or webcast, an audio recording will be available for replay approximately two hours after the conclusion of the call until 11:59 p.m. ET on May 16, 2019. To access the audio replay, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and provide conference ID number: 2576003.

A webcast replay of the conference call will remain available on the Company’s website for 90 days.

About Caladrius Biosciences Inc.

Caladrius is a late-stage therapeutics development biopharmaceutical company pioneering advancements of cell therapies for select cardiovascular and autoimmune diseases. Our leadership team collectively has decades of biopharmaceutical development experience and world-recognized scientific achievement in the fields of cardiovascular and autoimmune disease, among other areas. Our current product candidates include three developmental treatments for cardiovascular diseases based on our CD34+ cell therapy platform: CLBS12, recipient of a SAKIGAKE designation, in Phase 2 testing in Japan and eligible for early conditional approval for the treatment of critical limb ischemia; CLBS14-CMD, subject of the proof-of-concept ESCaPE-CMD clinical trial in the U.S.A. for the treatment of coronary microvascular dysfunction; and CLBS14-NORDA, recipient of a RMAT designation in the U.S.A. and for which we are in preparations to commence a Phase 3 clinical trial in no option refractory disabling angina. For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements  related to any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2019 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein.

Contact:

Investors:
Caladrius Biosciences, Inc.
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone:  +1-908-842-0084
Email: jmenditto@caladrius.com

- Tables to Follow -

Caladrius Biosciences, Inc.
Selected Financial Data (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018
Statement of Operations Data:
Research and development	$ 2,038	$ 2,262
General and administrative	2,554	2,897
Total operating expenses	4,592	5,159
Operating loss	(4,592)	(5,159)
Other income (expense), net	227	178
Interest expense	—	(3)
Net loss	(4,365)	(4,984)
Less - net income (loss) attributable to noncontrolling interests	2	(2)
Net loss attributable to Caladrius Biosciences, Inc. common stockholders	$ (4,367)	$ (4,982)

Basic and diluted loss per share attributable to Caladrius Biosciences, Inc. common stockholders	$ (0.44)	$ (0.52)
Weighted average common shares outstanding	10,027	9,557

	March 31, 2019	December 31, 2018
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$ 38,370	$ 43,053
Total assets	41,288	44,580
Total liabilities	6,830	7,126
Total equity	34,458	37,454

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